UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2018 (November 29, 2018)

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 29, 2018, Majesco amended its previously disclosed Receivable Purchase Agreement, dated January 13, 2017 (the “Agreement”) with HSBC Bank USA, National Association (“HSBC”), to increase its limit to $15.0 million until March 29, 2019, and $10.0 million thereafter. Under the Agreement, HSBC may advance funds against certain eligible accounts receivable at an agreed advance rate. The facility bears interest at two (2%) per cent plus the ninety (90) day LIBOR rate. HSBC will receive an arrangement fee of $10,000 in connection with this amendment. Other terms of the Agreement remain unchanged. The amendment will provide additional liquidity to Majesco for mergers and acquisitions and other general corporate purposes. HSBC is also a lender under Majesco’s previously disclosed term loan facility dated March 23, 2016.

The foregoing summary of the amendment to the Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1     Amendment to the Receivable Purchase Agreement, dated November 29, 2018, by and between Majesco and HSBC Bank USA, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Farid Kazani
Farid Kazani, Chief Financial Officer

Date: December 4, 2018

EXHIBIT INDEX

10.1 Amendment to the Receivable Purchase Agreement, dated November 29, 2018, by and between Majesco and HSBC Bank USA, National Association